SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2019

iQSTEL Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55984	45-2808620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Aragon Avenue, Suite 375 Coral Gables, FL 33134	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 951-8191

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

During December 2019, we have engaged in certain restructuring efforts, described further herein, under some of our outstanding convertible promissory notes.

Forbearance Agreements

Starting on December 12, 2019, we entered into agreements with four lenders to forebear converting their notes into our common stock and to extend the prepayment date under the notes in exchange for monetary consideration. The following shows the issuance date of the notes, the principal amounts for each, the payments we made to forbear conversions and the new expiration date for prepayments. The payment we made under the first note described below (issuance dated June 13, 2019) worked as a partial payment towards the principal amount of the note. All other payments did not count towards the principal amounts of the notes.

Issuance Date	Principal Amount	Consideration Paid	New Prepayment Deadline/Start of Conversions
June 13, 2019	$53,000	$53,000	March 5, 2020
March 12, 2019	$120,000	$10,000; $12,500 due by 1/15/2020	March 1, 2020
July 22, 2019	$112,750	$20,000 due by 1/20/2020	March 5, 2020
July 23, 2019	$125,000	$10,000 due by 1/19/2020	March 5, 2020

The foregoing description of the agreements, and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the agreements, which are included in this Current Report as Exhibits 10.1 through 10.4, respectively, and are incorporated herein by reference.

Amendments to Notes

On December 24, 2019, we entered into several amended convertible promissory notes with various lenders in preparation for a consolidation of such debt. The current status of the notes are described below.

The amendments revised the conversion price to the lesser of (i) 40% of the lowest trading price during the 20 days before the issuance of the Notes, and (ii) 40% of the lowest trading price during the 30 days before conversion of the notes. No other changes were made to the notes.

Issuer	Principal Amount	Issuance Date	Outstanding Amount as of December 24, 2019
iQSTEL Inc.	$132,000	March 20, 2019	$153,902.80
iQSTEL Inc.	$38,500	May 13, 2019	$40,263.62
iQSTEL Inc.	$38,500	May 13, 2019	$40,263.62
iQSTEL Inc.	$38,500	May 13, 2019	$40,263.62
iQSTEL Inc.	$44,000	June 3, 2019	$46,951.01
iQSTEL Inc.	$60,000	June 5, 2019	$60,000.00
iQSTEL Inc.	$38,500	June 27, 2019	$40,018.90

The foregoing description of the amended notes, and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the notes, which are included in this Current Report as Exhibits 4.1 through 4.7, respectively, and are incorporated herein by reference.

Consolidation of Notes

On December 24, 2019, a third party lender purchased the seven notes indicated in the subsection above titled “Amendments to Notes”.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03 –&NBSP;CREATION OF A DIRECT FINANCIAL OBLIGATION

The information set forth in Items 1.01 is incorporated into this Item 2.03 by reference.

SECTION 8 – OTHER EVENTS

ITEM 2.03 – OTHER EVENTS

On December 06, 2019 we elected to pay off an outstanding 12% convertible promissory note in the principal amount of $53,000 that we prepaid for $59,082.90 including principal, interests and other charges.

On December 11, 2019, we paid nominal consideration to shareholders that collectively hold 85% of our outstanding shares of common stock to refrain from selling their shares for a period of four months, followed by a leak out provision of no more than 2.5% of the monthly trading volume for the successive four month period.

On December 12, 2019, we elected to pay off an outstanding 10% convertible promissory note in the principal amount of $40,000 that we prepaid for $72,000 including principal, interests and other charges.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
4.1	Amended Note
4.2	Amended Note
4.3	Amended Note
4.4	Amended Note
4.5	Amended Note
4.6	Amended Note
4.7	Amended Note
10.1	Forbearance Agreement
10.2	Forbearance Agreement
10.3	Forbearance Agreement
10.4	Forbearance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iQSTEL Inc.

/s/ Leandro Iglesias
Leandro Iglesias
Chief Executive Officer

Date January 3, 2020